EXHIBIT 5



                                  Ropes & Gray
                            One International Place
                        Boston, Massachusetts 02110-2624

                                 (617) 951-7000

                              FAX: (617) 951-7050
                  WRITER'S DIRECT DIAL NUMBER: (617) 951-7473
                  WRITER'S E-MAIL ADDRESS: DFINE@ROPESGRAY.COM



                                  July 8, 1997




Boston Edison Company
800 Boylston Street
Boston, MA  02199

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a registration statement on Form S-8 and all exhibits thereto (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 2,000,000 shares of common stock, $1.00 par value (the "Shares"), of Boston Edison Company, a Massachusetts corporation (the "Company") issuable pursuant to Company's 1997 Stock Incentive Plan (the "Plan"). Under Massachusetts law, approval of the Massachuetts Department of Public Utilities is required in order for the Company to issue the Shares. The Plan provides that shares delivered under the Plan may be authorized but unissued shares, or previously issued shares acquired by the Company, or an independent agent of the Company, in the open market or in private transactions. This opinion relates only to shares of authorized but unissed shares issued in connection with the Plan.

         We have acted as counsel for the Company and are familiar with the actions taken by the Company in connection with the Plan. For purposes of this opinion we have examined the Registration Statement, the Plan and such other documents, records, certificates and other instruments as we have deemed necessary.

         Based upon the foregoing, we are of the opinion that, when the Company has received all necessary approvals of the Massachusetts Department of Public utilities and the Shares have been issued and sold and consideration received therefor by the Company all in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein.


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         It is  understood  that this  opinion is to be used only in  connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                                     Very truly yours,

                                                     /s/ ROPES & GRAY

                                                     Ropes & Gray


DAF/kmd:3205092.01

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